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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We have issued our report dated January 19, 2001 (except for note S, as to which the date is March 8, 2001), accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Berkshire Bancorp Inc. (formerly, Cooper Life Sciences, Inc.) and subsidiaries on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Berkshire Bancorp Inc. on Form S-8 (File No. 333-41708, effective July 19, 2000 and File No. 333-22287, effective February 25, 1997).


/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 23, 2000